[FinishMaster Letterhead]


                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:    Andre B. Lacy        (317) 237-2251
            Michael Snyder       (317) 632-6501 (E-Mail: Mike_Snyder@cvr.com)


              THOMAS YOUNG NAMED PRESIDENT AND COO OF FINISHMASTER

                          STRATEGIC GROWTH TO CONTINUE


     GRAND RAPIDS, Mich. (July 25) -- The FinishMaster Board of Directors appointed Thomas Young to the positions of president and chief operating officer effective immediately, according to Andre B. Lacy, chairman and chief executive officer of FinishMaster (NASDAQ: FMST). The appointment took place following the resignation of former president Ronald White, who left the company to pursue other interests.

     "We are pleased to have such an experienced industry executive as president and COO, and we look to Tom to provide the leadership to continue building FinishMaster's track record," Lacy said.

     "My primary focus as president and COO will be to continue FinishMaster strategic growth thrust both through intelligent acquisitions and through increasing efficiencies and productivity in costing operations," Young explained.

     The FinishMaster core leadership remains in place, including FinishMaster founder James White, who will continue to serve on the FinishMaster board of directors.